UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2010

Dollarama Group Holdings L.P.

(Exact name of registrants as specified in their charters)

Quebec, Canada	333-143444	Not Applicable
(State or other jurisdiction of incorporation or organization)	Commission File Numbers:	(I.R.S. Employer Identification No.)

5805 Royalmount Avenue

Montreal, Quebec H4P 0A1

(Address of Principal Executive Offices, Zip Code)

Registrants’ telephone number, including area code (514) 737-1006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On January 15, 2010, Dollarama Inc. (“Dollarama”), the parent company of Dollarama Group Holdings L.P. (the “Partnership”), filed a preliminary prospectus (the “Preliminary Prospectus”) with the Canadian securities regulatory authorities relating to the proposed secondary offering of 11,650,000 common shares (“Common Shares”) of Dollarama (or 13,397,500 Common Shares if the underwriters’ over-allotment option is exercised in full) by certain selling shareholders at a price to the public of Cdn. $21.50 per Common Share.

The information in this Current Report on Form 8-K under this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. In addition, this information shall not be incorporated by reference into any of the Partnership’s filings with the Securities and Exchange Commission or any other document, except as shall be expressly set forth by specific reference in such filing.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities of Dollarama or of the Partnership.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLARAMA GROUP HOLDINGS L.P.

By:	Dollarama Group Holdings GP ULC, its general partner

By:	/S/ LARRY ROSSY

Name:	Larry Rossy
Title:	Chief Executive Officer

Date: January 15, 2010